CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in post-effective amendment No. 7 to the registration statement on Form S-6 (File No. 33-37442) for Templeton Capital Accumulation Plans of our report dated Novmeber 15, 1996, on our audit of the financial statements of Franklin/Templeton Distributors, Inc.


/s/ COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.

San Francisco, California
December 31, 1996